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                                                                  Exhibit 10.02


                          FORM OF INDEMNITY AGREEMENT


         This INDEMNITY AGREEMENT ("Agreement") is made as of the ____ day of _______________, 1999 by and among VINCENT D. PETTINELLI, whose address is 5943 MacEwan Road, Dublin, Ohio 43017 ("Indemnitor") and PEOPLESERVE, INC., a Delaware corporation, and its successors, transferees and assigns ("Indemnitee") and the other Indemnified Parties (as defined below).

                              Preliminary Statement

         WHEREAS, the Indemnified Parties are lessees under those leases opposite their names listed on Schedule A attached hereto and incorporated herein by this reference (collectively the "Leases" or individually a "Lease"), the lessors of which are affiliates of Indemnitor; and

         WHEREAS, the Indemnified Parties have made certain guaranties and entered into certain guaranty agreements listed opposite their names on Schedule B attached hereto and incorporated herein by this reference (collectively, the "Guaranties" and individually, a "Guaranty"), which Guaranties have substantially benefited the Indemnitor and his affiliates; and

         WHEREAS, the Indemnitee has entered into that certain Agreement and Plan of Merger with Res-Care, Inc., a Kentucky corporation ("Res-Care"), dated April __, 1999 (the "Merger Agreement"); and

         WHEREAS, the Indemnitor is the owner of a significant percent of the issued and outstanding common stock of the Indemnitee and upon consummation of the transactions contemplated in the Merger Agreement, will receive substantial consideration for such shares; and

         WHEREAS, the execution of this Agreement is a condition precedent to the consummation of the transactions contemplated in the Merger Agreement; and

         WHEREAS, to induce Res-Care to consummate the above-described transaction, Indemnitor has agreed to enter into this Agreement;

         NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Indemnitor hereby represents, warrants and covenants to Indemnitee as follows:

         1. (a) Indemnitor shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless each Indemnified Party from and against any and all Losses (as defined below) imposed upon or incurred by or asserted against such Indemnified Party, arising out of or in


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any way relating to (i) such Indemnified Party's obligation to pay any portion of the obligations to which its Guaranty relates; (ii) any increase in payments under any Lease by reason of (A) any modification after the date hereof of the terms of the indebtedness to which the Guaranty is applicable, (B) any payment of such indebtedness at maturity, or (C) any acceleration of payments of such indebtedness, and (iii) any misrepresentation in any representation or warranty or material breach or failure to perform any covenants or other obligations pursuant to this Agreement; provided, however, that the Indemnitor shall not be obligated hereunder to an Indemnified Party with respect to any Guaranty while a default of a Lease payment exists by such Indemnified Party under a Lease of property that is subject to indebtedness to which a Guaranty relates; except for the failure of an Indemnified Party to make a Lease payment that has been increased by reason of (i) any modification after the date hereof of the terms of the indebtedness to which the Guaranty is applicable, (ii) any payment of such indebtedness at maturity, or (iii) any acceleration of payments of such indebtedness.

                  (b) Upon written request by any Indemnified Party, Indemnitor shall defend such Indemnified Party (if requested by any Indemnified Party, in the name of the Indemnified Party) by attorneys and other professionals approved by the Indemnified Party. Notwithstanding the foregoing, any Indemnified Parties may, in their sole and absolute discretion, engage their own attorneys and other professionals to defend or assist them, and, at the option of Indemnified Parties, their attorneys shall control the resolution of claim or proceeding. Upon demand, Indemnitor shall pay or, in the sole and absolute discretion of the Indemnified Parties, reimburse, the Indemnified Parties for the payment of reasonable fees and disbursements of attorneys and other professionals in connection therewith.

         2. The term "Indemnified Parties" means Indemnitee and those entities listed on Schedule C attached hereto and incorporated herein by this reference.

         3. The term "Losses" includes any and all claims, suits, liabilities, actions, proceedings, obligations, debts, damages, losses, costs, expenses, penalties, charges, fees, expenses, judgments, awards, amounts paid in settlement, or punitive damages, of whatever kind or nature (including, but not limited to attorney' fees and other costs of defense).

         4. Indemnitor agrees that none of the terms of the indebtedness to which the Guaranties are applicable shall be modified without the Indemnitee's prior written consent, which may be withheld within Indemnitee's sole discretion. The liability of Indemnitor under this Agreement shall in no way be limited or impaired by, and Indemnitor hereby consents to and agrees to be bound by, any amendment or modification of the provisions of any Guaranty by reason of any amendment or modification of the terms of the indebtedness to which such Guaranty is applicable.


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         5. Any amounts payable to Indemnitee under this Agreement shall become immediately due and payable and, if not paid within thirty (30) days of written demand therefor, shall bear interest at the rate equal to twelve percent (12%) per annum until paid, from the date payment was due.

         6. This Agreement, the payment of all sums due hereunder and the performance and discharge of each and every obligation, covenant and agreement of Indemnitor contained herein, are, and shall be deemed to be, secured by the Stock Pledge Agreement entered into by the Indemnitor and the Indemnitee concurrently herewith (the "Pledge Agreement"). Indemnitee may enforce the obligations of Indemnitor without first resorting to or exhausting any security or collateral or without first having recourse to the Pledge Agreement, provided, however, that nothing herein shall inhibit or prevent Indemnitee from exercising any power of sale under, the Pledge Agreement, or exercising any other rights and remedies thereunder. It is not necessary for an Event of Default to have occurred pursuant to and as defined in the Pledge Agreement for Indemnified Parties to exercise their rights pursuant to this Agreement. The obligations and liabilities of Indemnitor under this Indemnity shall survive any termination, satisfaction, assignment, or exercise of any power of sale of the Pledge Agreement.

         7. Indemnitor hereby waives (i) any right or claim of right to cause a marshaling of Indemnitor's assets or to cause Indemnitee or other Indemnified Parties to proceed against any of the security pledged by the Pledge Agreement before proceeding under this Agreement against Indemnitor; (ii) the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against or by Indemnitee or other Indemnified Parties; (iii) notice of acceptance hereof and of any action taken or omitted in reliance hereon; (iv) presentment for payment, demand of payment, protest or notice of nonpayment or failure to perform or observe, or other proof, or notice or demand under this Agreement; and (v) all homestead exemption rights against the obligations hereunder and the benefits of any statutes of limitations or repose.

         8. Indemnitor represents and warrants that:

                  (a) Indemnitor has the full power and authority to execute and deliver this Agreement and to perform its obligations hereunder;

                  (b) Indemnitor is acting in an individual capacity and has full power and authority to make this Agreement valid and binding upon Indemnitor, enforceable in accordance with its terms;

                  (c) Indemnitor's execution of, and compliance with, this Agreement will not result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or


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other instrument to which Indemnitor or his properties are subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which Indemnitor or his properties are subject;

                  (d) There is no action, suit, proceeding or investigation pending or, to Indemnitor's knowledge, threatened against Indemnitor which, either in any one instance or in the aggregate, may result in any material adverse change in the financial condition, properties or assets of Indemnitor, or in any material liability on the part of Indemnitor, or which would draw into question the validity of this Agreement or of any action taken or to be taken in connection with the obligations of Indemnitor contemplated herein, or which would be likely to impair materially the ability of Indemnitor to perform under the terms of this Agreement;

                  (e) Indemnitor does not believe, nor does he have any reason or cause to believe, that he cannot perform each and every covenant contained in this Agreement;

                  (f) No approval, authorization, order, license or consent of, or registration or filing with, any governmental authority or other person, and no approval, authorization or consent of any other party is required in connection with this Agreement;

                  (g) This Agreement constitutes a valid, legal and binding obligation of Indemnitor, enforceable against him in accordance with the terms hereof; and

                  (h) Schedule B completely and accurately identifies the Guaranties to which any Indemnified Party is subject relating to any indebtedness of Indemnitor or any entity (other than any of the Target Entities (as defined in the Merger Agreement) in which Indemnitor has an interest.

         9. No delay by any of the Indemnified Parties in exercising any right, power or privilege under this Agreement shall operate as a waiver of any such privilege, power or right.

         10. Each party hereto shall, within five (5) business days of receipt thereof, give written notice to the other party hereto of any claim, suit or proceeding, whether administrative or judicial in nature ("Legal Action"), brought against such party or instituted with respect to the Guaranties or the indebtedness to which they relate, with respect to which Indemnitor may have liability under this Agreement. Such notice shall comply with the provisions of paragraph 11 hereof.

         11. All notices given under this Agreement shall be given and become effective as provided in the Merger Agreement, except that notices to the Indemnitor shall be sent to Indemnitor at the address set forth on the first page hereof with a copy to Phillip Barrett, Esquire, Porter, Wright, Morris & Arthur, 41 South High Street, Columbus, Ohio 43215-6194, and (b) notices to the Indemnitee and the other Indemnified Parties shall be sent c/o Res-Care, Inc., 10410 Linn Station Road, Louisville, Kentucky 40223, Attn.: Ronald G. Geary, Chairman, President and Chief Executive Officer.


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         12. Indemnitor, Timothy J. Vogel and Ray Anderson (the "Group I
Owners") have certain guaranty obligations with respect to the properties described in paragraphs (a), (c) and (d) of Section 8.5 of the Merger Agreement (the "Group I Guaranties"). No later than ninety (90) days after the Effective Time, Indemnitee shall cause each of the Group I Owners to be released from all of the Group I Guaranties (as applicable to such properties).

         13. Attached hereto as Schedule D is a list of those Leases which are included in the financing currently in place as described in that certain Amended and Restated Pooling Agreement dated December 17, 1998 among VOCA Corporation, Chase Manhattan Bank, NA, and certain other parties (collectively, the "Pooled Leases" and individually a "Pooled Lease"). Attached as Schedule E is a list of those Pooled Leases which have a current term (without regard to renewal options) which expire before November 1, 2006 (the "Short-Term Pooled Leases"). Attached hereto as Schedule F is a list of those Pooled Leases which have a current term (without regard to renewal options) which expire after November 1, 2006 (the "Long-Term Pooled Leases"). If requested by Indemnitor, Indemnitee shall cause the respective lessees under the Short-Term Pooled Leases to agree to amend such leases to extend the current term of the same to expire on November 1, 2006. As a condition to such extensions, (a) Indemnitor shall cause all of the Long-Term Pooled Leases to be amended to reduce the current term of the same (without regard to renewal options) so that they shall expire on November 1, 2006, and (b) all of the Pooled Leases shall further be amended to grant to the respective lessees thereunder one renewal option for a period of five years after November 1, 2006. Any extension of the current terms of the Short-Term Pooled Leases or the grant of renewal options with respect to the Pooled Leases shall be on the same terms and conditions as currently applicable.

         14. The terms of this Agreement are for the sole and exclusive protection and use of Indemnitee and the Indemnified Parties. Except as provided in the next sentence, no party shall be a third-party beneficiary hereunder, and no provision hereof shall operate or inure to the use and benefit of any such third party. It is agreed that (a) those persons and entities included in the definition of "Indemnified Parties" and Res-Care, Inc. are not such excluded third-party beneficiaries of Indemnitor's covenants and obligations hereunder, and (b) Timothy J. Vogel and Ray Anderson are not such excluded third-party beneficiaries of Indemnitors covenants and obligations in Section 12 hereof.


         15. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement. The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

         16. This Agreement may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Indemnitee, but only by


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an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

         17. All pronouns and defined terms and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons referred to may require. Without limiting the effect of specific references in any provision of this Agreement, the term "Indemnitor" shall be deemed to refer to Indemnitor and to include the heirs, executors, administrators, legal representatives, successors and assigns of Indemnitor, all of whom shall be bound by the provisions of this Agreement. Each reference herein to Indemnitee and the Indemnified Parties shall be deemed to include their successors and assigns, to whose favor the provisions of this Agreement shall also inure.

         18. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies which Indemnitee and the Indemnified Parties would otherwise have at law or in equity.

         19. If any term, condition or covenant of this Agreement shall be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such provision.

         20. This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Kentucky and the applicable laws of the United States of America.

         21. (a) Wherever pursuant to this Agreement (i) Indemnitee exercises any right given to it to approve or disapprove, (ii) any arrangement or term is to be satisfactory to Indemnitee, or (iii) any other decision or determination is to be made by Indemnitee, the decision of Indemnitee to approve or disapprove, all decisions that arrangements or terms are satisfactory or not satisfactory and all other decisions and determinations made by Indemnitee, shall be reasonable.

             (b) Any reference to attorneys' fees payable by Indemnitor shall be deemed to mean attorneys' fees actually incurred.



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         IN WITNESS WHEREOF, this Agreement has been executed by Indemnitor and
Indemnitee and is effective as of the day and year first above written.


                                   INDEMNITOR:


                                   ------------------------------------------
                                   VINCENT D. PETTINELLI


                                   INDEMNITEE:

                                   PEOPLESERVE, INC.,
                                   a Delaware corporation



                                   By:
                                          -----------------------------------
                                   Name:

                                   Title:



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